Exhibit 3.33

FTI HOSTING LLC

AMENDMENT NO. 1 to OPERATING AGREEMENT

THIS AMENDMENT No. 1 dated as of September 5, 2007 (this “Amendment”), to the Operating Agreement dated as of July 16, 2007 (the “Agreement”), of FTI Hosting LLC, a Maryland limited liability company (the “Company”), is made and entered into as of the date hereof.

RECITALS

WHEREAS, FTI Consulting, Inc., a Maryland corporation (“FTI”), has transferred its member interest (the “Interest”) in the Company effective as of September 5, 2007 (the “Effective Date”); and

NOW THEREFORE, Schedule A of the Agreement is hereby amended in its entirety as attached to this amendment to reflect the new Member of the Company.

All remaining Sections of the Agreement shall remain in full force and effect without Change.

IN WITNESS WHEREOF, the undersigned has duly executed this Agreement as of the day and year first written above.

MEMBER:

FTI TECHNOLOGY LLC

By:

Name: Eric B. Miller

Title: Vice President

Schedule A

Member, Address, and Membership Interest

Member and Address Membership Interest

FTI Technology LLC 100%

909 Commerce Road

Annapolis, Maryland 21401